    As filed with the Securities and Exchange Commission on May 15, 1995.

                                                   Registration No. ___________

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                   FORM S-8


                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                              RISER FOODS, INC.
           -------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                    DELAWARE                    34-1570363
           -------------------------------------------------------
           (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)      IDENTIFICATION NO.)


            5300 RICHMOND ROAD, BEDFORD HEIGHTS, OHIO     44146
           -------------------------------------------------------
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)


                               RISER FOODS, INC.
                    STOCK INCENTIVE PLAN FOR KEY EMPLOYEES
           -------------------------------------------------------
                           (FULL TITLE OF THE PLAN)

                             S. LEE KOHRMAN, ESQ.
                           KOHRMAN JACKSON & KRANTZ
                       20TH FLOOR, ONE CLEVELAND CENTER
                            1375 EAST NINTH STREET
                            CLEVELAND, OHIO  44114
            -------------------------------------------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (216) 736-7216
            -------------------------------------------------------
                    (TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE


                                                          PROPOSED
 TITLE OF                              PROPOSED           MAXIMUM             AMOUNT
SECURITIES            AMOUNT           MAXIMUM           AGGREGATE              OF
  TO BE               TO BE         OFFERING PRICE        OFFERING         REGISTRATION
REGISTERED          REGISTERED        PER SHARE            PRICE               FEE
- ----------          ----------     ---------------      -----------       ------------

  Class A
Common Stock,
$.01 par value       226,500           $ 7.25           $ 1,642,125          $ 566.25



===============================================================================


        Registrant incorporates by reference the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 10,
1991, Registration Number 33-43245, including any amendment or reports filed for the purpose of updating such descriptions.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 8, 1995.


                                        RISER FOODS, INC.

                                        By: /s/ Anthony C. Rego
                                           -----------------------------
                                        Anthony C. Rego
                                        Chairman of the Board and
                                        Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


             Name                            Title                              Date
             ----                            -----                              ----
 /s/ Anthony C. Rego                    Chairman of the Board,
- --------------------------              Chief Executive
Anthony C. Rego                         Officer and Director                May  8 , 1995
                                                                                ---



 /s/ Charles A. Rini, Sr.               President, Chief
- ---------------------------             Operating Officer
Charles A. Rini, Sr.                    and Director                        May  5 , 1995
                                                                                ---



 /s/ Ronald W. Ocasek                   Senior Vice President,
- --------------------------              Chief Financial Officer,
Ronald W. Ocasek                        Treasurer and Director              May  5 , 1995
                                                                                ---



 /s/ Charles A. Rego                    Senior Vice President and
- --------------------------              Director                            May  9 , 1995
Charles A. Rego                                                                 ---






 /s/ Thomas A. Rego                     Senior Vice President,
- --------------------------              Secretary and Director              May  5 , 1995
Thomas A. Rego                                                                  ---



 /s/ Charles A. Rini                    Director                            May  5 , 1995
- --------------------------                                                      ---
Charles A. Rini


 /s/ Charles A. Rini, Jr.               Director                            May  5 , 1995
- --------------------------                                                      ---
Charles A. Rini, Jr.


 /s/ Anthony Rini                       Director                            May  5 , 1995
- --------------------------                                                      ---
Anthony Rini


 /s/ S. Lee Kohrman                     Director                            May  10, 1995
- --------------------------                                                      ---
S. Lee Kohrman


 /s/ Robert H. Kanner                   Director                            May  9 , 1995
- --------------------------                                                      ---
Robert H. Kanner


                                        Director                            May    , 1995
- --------------------------                                                      ---
William A. Miller


                                        Director                            May    , 1995
- --------------------------                                                      ---
James A. Schlindwein


                                 EXHIBIT INDEX
EXHIBIT                                                              SEQUENTIAL
  NO.                            DESCRIPTION                          PAGE NO.
- -------                          -----------                          --------
3.1                 Second Restated Certificate of Incorporation
                    of the Registrant ..........................           5

3.2                 By-Laws of the Registrant ..................          19

5                   Opinion of Counsel .........................          33

10.6(c)(1)*         Riser Foods, Inc. Stock Incentive
                    Plan for Key Employees .....................         n/a

24.1**              Consent of Counsel .........................         n/a

24.2                Consent of Independent Accountant ..........          35

_____________________

 * Incorporated by reference from the Registrant's Registration Statement on Form S-4 (Registration No. 33-21392) as filed with the Securities and Exchange Commission on April 21, 1988.

**       Included in Exhibit 5 to this Registration Statement.

